UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2004

ENDOCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27212 (Commission File Number)	33-0618093 (I.R.S. Employer Identification Number)

201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

(949) 450-5400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.

On December 6, 2004, Endocare, Inc. (the “Company”) entered into a Stipulation of Settlement (the “Stipulation”), with the plaintiff in the derivative lawsuit pending in the California Superior Court for the County of Orange (the “Court”). On December 8, 2004, the Court issued a final order approving the Stipulation and dismissing the derivative lawsuit.

The Stipulation provides that, in exchange for the plaintiff’s release of all claims, the Company will pay a total of $500,000 in cash to cover the fees and expenses of the plaintiff’s counsel. The Stipulation also requires the Company to maintain various corporate governance measures for a period of at least two years, unless a modification is necessary in the good faith business judgment of the Company’s Board of Directors.

The investigations of the Company by the Securities and Exchange Commission and the Department of Justice are ongoing and are not affected by the Stipulation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
December 14, 2004	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer